EXHIBIT 10.7

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

SUMMARY OF BASE SALARIES FOR EXECUTIVE OFFICERS
OF PEOPLES BANCORP INC.

The base salaries of executive officers of Peoples Bancorp Inc. (“Peoples”) are determined by evaluating the most recent comparative peer data and the role and responsibilities of their positions. Individual salary increases are reviewed annually and are based on Peoples' overall performance and the executive's attainment of specific individual business objectives during the preceding year.

The following table details the base salaries to be paid by Peoples and its subsidiaries to Charles W. Sulerzyski, President and Chief Executive Officer of Peoples, and the four other most highly compensated executive officers of Peoples for the fiscal year ending December 31, 2017:

Name	Position/Title	Base Salary
Charles W. Sulerzyski	President and Chief Executive Officer	$515,000

John C. Rogers	Executive Vice President, Chief Financial Officer and Treasurer	305,000

Daniel K. McGill*	Executive Vice President, Chief Commercial Banking Officer	250,000

Carol A. Schneeberger	Executive Vice President, Chief Administrative Officer	250,000

Robyn A. Stevens	Executive Vice President, Chief Credit Officer	215,000

*Daniel K. McGill will retire from his position s with Peoples and its banking subsidiary, Peoples Bank, effective March 31,2017.